SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12


                      Horn Silver Mines, Inc.
        ------------------------------------------------
        (Name of Registrant as Specified in Its Charter)


            Page P. Blakemore, Sr., Chairman of the Board,
           President, Chief Executive Officer and Treasurer
        ----------------------------------------------------
             (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and O-11.

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          transaction applies:

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[ ]   Check box if any part of the fee is offset as provided by
      Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
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

               HORN SILVER MINES, INC.
                  701 Clift Building
                   10 West Broadway
             Salt Lake City, Utah 84101
                     -------------
                    PROXY STATEMENT

      Information Concerning Solicitation and Voting

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of Horn Silver Mines, Inc. (the "Company") for use at its Annual Meeting of Shareholders to be held Friday, December 20, 1996 at 10:00 a.m. local time, or at any adjournment thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Red Lion Hotel, 255 South West Temple, Salt Lake City, Utah. The Company will bear the cost of this solicitation.

Record Date

      Shareholders of record at the close of business on November 15, 1996, are entitled to notice of and to vote at the meeting. At the record date, 121,679,316 shares of the Company's Common Stock, no par value, were issued and outstanding and entitled to be voted at the meeting.

Revocation of Proxies

      Shareholders may revoke any appointment of proxy given pursuant to this solicitation by delivering the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the Shareholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

Voting and Solicitation

      Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. To approve the proposed amendments to the Company's Articles of Incorporation, the number of votes cast in favor of the proposed amendments must exceed the number of votes opposing the amendments. It is estimated that the proxy materials will be mailed to shareholders of record on or about November 29, 1996. The principal executive offices of the Company are located at 701 Clift Building, 10 West Broadway, Salt Lake City, Utah 84101.
The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares in the Company in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.



                ELECTION OF DIRECTORS

Nominees

      The Company's Bylaws currently provide for up to six directors, and it is contemplated that a Board of six directors will be elected at the meeting. The Board of Directors recommends that the shareholders vote "FOR" the director nominees listed below. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders, or until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

      In September 1996, the Board approved increasing the number of Board positions from five to six. John P. Bogdanich was appointed to fill the newly-created position effective in September 1996.

      The name of and certain information regarding each nominee is set forth below. See also "Certain Relationships and Related
Transactions."


                              Director or      Position with
Name             Age         Officer Since     the Company
----             ---         -------------    -----------------
Page P.
Blakemore, Sr.    77         November 1971     Chairman of the
                                               Board, President,
                                               Chief Executive
                                               Officer, and
                                               Treasurer
Murray C.
Godbe, III        70         July 1984         Vice President
                                               and Director

Warren M.
Blakemore         42         June 1983         Secretary and
                                               Director

Walter Hoppe      87         June 1978         Director

Randall A.
Mackey            50         July 1981         Director

John P.
Bogdanich         43         September 1995    Director


      The following is a description of the business experience of each of the nominee directors.

      Page Blakemore has been President and Treasurer since July 1984 and a director of Horn Silver since November 1971. From 1971 to 1984, he served as the Vice President and a director of Horn Silver. Mr. Blakemore has also been the President since 1970 of Basin and Range Exploration Company, which engages in mineral exploration work in the western United States. He has been the President since 1988 of Basin and Range International Exploration Ltd., which engages the exploration and development of gold and silver. He is also the President of Constitution Petroleum, Inc. and has served in that capacity since 1970. Constitution Petroleum is engaged in oil and gas exploration in Ohio and Pennsylvania. Mr. Blakemore has also been the President of Cameron Mining Company since 1956, which engages in the mining and drilling contracting business. He has also been Vice President and a director since January 1991 of Con-Coyle Oil Field Tool Company, which manufactures oil field tools. Finally, Mr. Blakemore is a director of Alta United Mines Company.

      Murray C. Godbe, III has been the Vice President and a director of Horn Silver since July 1984. He has been the President since 1974 of M.C. Godbe Consultants, Inc. which has performed geological consulting work for a number of mining companies. From 1969 to 1974, he was the President of East Utah Mining Company, a Utah mining and oil and gas company. Mr. Godbe received a B.Sc. degree in geology from the University of Utah in 1948 where he also did graduate work in geology in 1949.

      Warren Blakemore, a son of Mr. Page Blakemore, has been the Secretary of Horn Silver since January 1985 and a director since June 1983. He received a B.S. degree in geological engineering from the University of Utah in 1978. He has also been the Production Supervisor of Constitution Petroleum, Inc. since 1977 and President of Constitution Gas Transport, Inc., a public utility located in the State of Ohio since 1986. Constitution Petroleum is engaged in oil and gas exploration in Ohio and Pennsylvania. Mr. Blakemore has been the Secretary and a director of Cameron Mining Company since 1978, which engages in the mining and drilling contracting business. He has been Secretary and a director of Con-Coyle Oil Field Tool Company since January 1991, which manufactures oil field tools.

      Walter Hoppe has been a director of Horn Silver since 1978. He has worked as an independent mine consultant at Alta, Utah since 1970. From 1952 to 1977 Mr. Hoppe was the Vice President and a director of Alta United Mines Company. From 1964 to 1969, he was a director of the old Horn Silver Mines Company. Mr. Hoppe is also a director of Gunsite Oil & Gas Company. From 1933 to 1939 and from 1946 to 1952, Mr. Hoppe was an independent mine operator at Alta, Utah. From 1942 to 1945, Mr. Hoppe was on loan from the U.A. Army to the U.S. Bureau of Mines while he served on an exploration team for strategic minerals at Alta, Utah.

      Randall A. Mackey has been a director of Horn Silver since July 1981. He has been a shareholder in the Salt Lake City law firm of Mackey Price & Williams since May 1989. From 1979 to 1989, he practiced law with the Salt Lake City law firm of Fabian & Clendenin, where he was a shareholder and director of the firm from 1982 to 1989. From 1977 to 1979, Mr. Mackey was associated with the Washington, D.C. law firm of Hogan & Hartson. Mr. Mackey received a Bachelor of Science degree in Economics from the University of Utah in 1968, a Master in Business Administration degree from Harvard University in 1970, a Juris Doctor degree from Columbia University in 1975, and a Bachelor of Civil Law degree from Oxford University in 1977. Mr. Mackey is also a director of Paradigm Medical Industries, Inc., which develops and manufactures ophthalmic surgical systems.

      John P. Bogdanich has been a director of Horn Silver since
September 1995.  He has been President since 1981 of PAB Oil &
Mining, Inc., which engages in the mining and oil and gas business.

      All directors of the Company hold office until the next annual meeting of the stockholders and until their successors have been duly elected and has qualified. All of the officers serve at the pleasure of the Board of Directors.

      The Board of Directors of Horn Silver held three meetings during the fiscal year ended December 31, 1995. Each of the directors attended at least 75% of the aggregate number of meetings of the Board.

      No officer or director of Horn Silver has, within the past five years, been involved in any insolvency, criminal or securities violations proceedings.

Security Ownership of Management and Others

      The following table sets forth security ownership information as of October 31, 1996 (i) for persons known by the Company to own beneficially more than 5% of the Company's Common
Stock, (ii) for each director or nominee for director, and (iii) for all officers and directors of the Company as a group:


                                      Shares of Common Stock
                                         Beneficially Owned
                                     Number of       Percent of
Name and Address of                   Shares           Total
Beneficial Owner
--------------------                 ---------      ----------
Page P. Blakemore, Sr.               30,011,493<F1> 24.7%
4735 Naniloa Drive
Salt Lake City, Utah  84117

Murray C. Godbe, III                  3,635,500      3.0%
807 Fifth Avenue
Salt Lake City, Utah  84102

Randall A. Mackey                     3,230,000      2.7%
1474 Harvard Avenue
Salt Lake City, Utah  84105

Walter Hoppe                          2,400,000      2.0%
650 South 300 East, Apt. 403
Salt Lake City, Utah  84111

Warren M. Blakemore                   2,025,000      1.7%
422 L Street
Salt Lake City, Utah  84105

John P. Bogdanich                        500,000      *
2267 East Capricorn Way
Salt Lake City, Utah 84124

All directors and officers           41,802,293      34.4%
as a group (6 persons)
----------------------------
*     Represents less than 1%.

<F1>   Includes 1,540,000 shares owned by Basin and Range
Exploration, a Utah corporation, of which Page P. Blakemore, Sr. is the President; and 3,000,000 shares owned by Cameron Mining Company, a Utah corporation, of which Mr. Blakemore is the President. Mr. Blakemore has sole voting and investment power with respect to the shares owned by Basin and Range Exploration Company and Cameron Mining Company.


Executive Compensation

      The following table shows the cash compensation paid to all officers and directors of the Company as a group for the year ended December 31, 1995. It should be noted that none of the officers or directors have received cash from the Company as a form of compensation for performing their duties.


Name of Individual        Capacities in               Cash
or Number in Group        Which Served          Compensation<F1>
------------------        -------------         ---------------
All executive officers
and directors as a
group (6 persons)                               $-0-

<F1>   Does not include 2,000,000 shares of the Company's Common
Stock issued to Page P. Blakemore, Sr. in consideration for his services during 1995 as President, Chief Executive Officer and Treasurer of the Company, nor does it include 500,000 shares of the Company's Common Stock issued to each of the directors, except for Mr. Blakemore, in consideration for serving as a director during 1995. None of the officers or directors have ever received cash as compensation for performing their duties.


      Horn Silver has no other employee profit sharing, pension, or retirement plans.

Director's Fees

      Directors of the Company, except for Page P. Blakemore, Sr., are paid a director's fee in the form of the Company's Common Stock and are reimbursed for any travel expenses incurred in attending Board meetings. No additional amounts are paid by the Company for committee participation or special assignments. Each of the directors, except for Mr. Blakemore, was issued 500,000 shares of the Company's Common Stock for serving as a director during 1995. The directors have not ever received cash as compensation for performing their duties.

Certain Relationships and Related Transactions

      In October 1996, the Company entered into an Option Agreement (the "Agreement") with PAB Oil & Mining, Inc. ("PAB") which grants to PAB the right to purchase up to 75% of the outstanding shares of the Company's Common Stock for the sum of $850,000. Page P. Blakemore, Sr., the President, Chief Executive Officer and Treasurer of the Company, served as a director of PAB from September 1993 to September 1996. John P. Bogdanich, a director of the Company, currently serves as President and Chief Executive Officer of PAB.

      In 1990, the Company entered into a joint exploration agreement with Cameron Mining Company ("Cameron") and PAB Oil & Mining, Inc. ("PAB") to conduct exploration work on mining properties in which the Company has a carried working interest in the Taylor Mining District, White Pine County, Nevada. Cameron and PAB were required to make lease payments to the Company in the amount of $150 each month. The agreement was terminated in December 1994. Mr. Blakemore, the President, Chief Executive Officer and Treasurer of the Company, currently serves as President of Cameron and served as a director of PAB from September 1993 to September 1996.

      Randall A. Mackey, a director of the Company, is President and a shareholder of the law firm of Mackey Price & Williams, which has rendered legal services to the Company. Legal fees and related costs paid to the firm for the year ended December 31, 1994 totaled $4,190. There were no legal fees paid to the firm during fiscal 1995 although the firm rendered legal services for the Company during that period.


     PROPOSED OPTION AGREEMENT WITH PAB OIL & MINING, INC.

      On October 8, 1996, the Company entered into an Option Agreement with PAB Oil & Mining, Inc. Upon execution of the Agreement, PAB paid $25,000 to the Company to be used for general and administrative expenses, including expenses related to a shareholders meeting to approve the Agreement. If the Agreement is not approved at the shareholders meeting, the Company has no obligation to PAB to repay the $25,000 payment.

      Under the terms of the Agreement, PAB is granted the right to purchase shares of the Company's Common Stock, in consideration for the payment of $175,000, so that after the issuance of the shares, PAB will own 25% of the Company's issued and outstanding Common Stock. PAB is required to exercise this initial option within 18 months from the date of the Agreement, or on or before April 7, 1998.

      In the event that PAB exercises the initial option by paying $175,000 to the Company, the Company is required to use the funds, to the extent of not more than $100,000, to rehabilitate the main access shaft of the Horn Silver Mine located on the Company's mining properties in Milford, Utah, and the main 600 foot haulage level, including the installation of an approved double-drum hoist, rehabilitation of the existing headframe, installation of piping for water and compressed air in the shaft and the main 650 foot haulage level, replacement of the underground track where needed, replacing any timbering in the main 650 foot haulage level where required, and whatever additional work is required to place the shaft and the main 650 foot haulage level in an operable condition. The required work to rehabilitate the main access shaft of the Horn Silver Mine must be performed by reputable independent mining contractors selected on the basis of experience, ability and estimated costs by the Company's Board of Directors.

      The Agreement also grants to PAB a second option to purchase from the Company additional shares of the Company's Common Stock, in consideration for the payment to the Company of $650,000, so that after the issuance of the initial shares to PAB and these additional shares of the Company's Common Stock PAB will hold 75% of the Company's issued and outstanding Common Stock. This additional option must be exercised within 66 months from the date of the Agreement, or on or before April 7, 2002.

      The Agreement further provides that PAB may make partial payments toward the second option and PAB shall be issued, on a quarterly basis, shares of the Company's Common Stock commensurate with the degree to which PAB has provided the entirety of the option payment. All shares of the Company's Common stock issued to PAB under the two options shall be restricted and issued for investment purposes only, with each certificate issued to PAB bearing an appropriate legend to that effect.

      As PAB makes payments to the Company under the second option, the Company is required to use the funds to further explore and develop the Horn Silver Mine properties. Finally, the terms of the Agreement allow PAB to appoint at least two of the six members of the Company's Board of Directors, one of whom shall also be named as an officer of the Company. This right shall continue throughout the option periods unless PAB elects to terminate the Agreement.

      The Board of Directors recommends a vote "for" the Option Agreement with PAB, in which PAB is granted (i) an option to purchase, for the sum of $200,000, shares of the Company's Common Stock so that after the issuance of such shares PAB will then own 25% of the total issued and outstanding shares of the Company's Common Stock, and (ii) a second option to purchase, for the sum of $650,000, additional shares of the Company's Common Stock so that after the issuance of such shares PAB will then own 75% of the issued and outstanding shares of the Company's Common Stock.

                PROPOSED REVERSE STOCK SPLIT

      The proposed 1-for-20 reverse stock split will decrease the number of outstanding shares of the Company's Common Stock from 121,779,362 shares to 6,088,966 shares. The reverse stock split is a required condition in the Agreement with PAB. Paragraph 6 of the Agreement requires the Company to use as much of the $25,000 initial payment as necessary to hold a shareholders meeting to approve the Agreement with PAB and to effect a reverse split of the shares of Company's Common Stock then outstanding on the basis of one share for each twenty shares then so outstanding.

      The Board of Directors recommends a vote "for" the 1-for-20 reverse stock split of the Company's Common Stock.

     PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION

      The proposed amendment would revise the Articles of Incorporation to reduce the number of authorized shares of Common
Stock from 200,000,000 shares to 30,000,000 shares and to change the par value of Common Stock from no par value to $.001 par value.

      The reduction in the number of authorized shares is proposed on account of the 1-to-20 reverse stock split that will decrease the number of outstanding shares of the Company's Common Stock from 121,779,362 shares to 6,088,966 shares. In addition, paragraph 6 of the Agreement with PAB requires the number of authorized shares of the Company's Common Stock to be in an amount sufficient to allow for the issuance of the Company's Common Stock to PAB as provided in the Agreement. If PAB elects to exercise both options under the Agreement, the Company must issue a total of 18,266,898 shares of its Common Stock to PAB in order for PAB to then own 75% of the issued and outstanding shares of the Company's Common Stock. To allow for the issuance of these shares to PAB following the reverse stock split, management recommends that the Articles of Incorporation be amended to provide for the authorization of 30,000,000 shares of Common Stock.

      The change in the par value of the Company's Common Stock from no par value to $.001 par value is proposed to reduce the annual fees the Company must pay in Utah and Nevada where it is doing business, as well as in other states the Company may elect to do business in the future. Annual fees to transact business in various states are ordinarily based on the outstanding shares of a Company's stock and the stock's par value. Stock having a no par value is often defined to be a value well in excess of a $.001 par value for purposes of determining the amount of annual fees to be paid. Thus, changing the par value of the Company's Common Stock to $.001 will result in a cost savings to the Company.

      The Board of Directors recommends a vote "for" the
amendments to the Articles of Incorporation as follows:   (i) to
reduce the authorized shares of Common Stock from 200,000,000 shares to 30,000,000 shares, and (ii) to change the par value of Common Stock from no par value to $.001 par value.


 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The independent public accounting firm of Tanner & Co. has been the Company's independent auditor since fiscal year 1992. The Board of Directors has appointed Tanner & Co. to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1996, and recommends that shareholders vote "FOR" ratification of such appointment. Such appointment shall be approved if more votes are cast in favor of the appointment than are cast against it. Representatives of Tanner & Co. are expected to be present at the meeting, and will have the opportunity to make a statement if they so desire, and are expected to be available, to respond to appropriate questions.

                         FINANCIAL INFORMATION

      The Company's financial statements and related financial information are incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Securities and Exchange Commission. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 will be mailed to the shareholders together with the Proxy Statement and Proxy.

                      OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.




                             By the Order of Board of Directors


                             ---------------------------------
                             Page P. Blakemore, Sr.
                             Chairman of the Board, President,
                             Chief Executive Officer and
                             Treasurer

DATED:  November 29, 1996.